SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant   ☒           Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to Sec. 240.14a-12.

PNC FUNDS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment Of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

BlackRock/PNC Funds Inbound Script

October 31, 2008 Shareholder Meeting

1-866-451-3785

     Thank you for calling the Proxy Services Center for the PNC Funds. My name is <agent name> and this call is being recorded for quality assurance. How may I assist you today?

(If the shareholder is calling to vote and all proxy related questions have been answered, proceed with voting script)

Again, my name is _____________________________________, a proxy-voting specialist on behalf of the PNC Funds. Today’s date is _______________________ and the time is _____________ E.T.

Would you please state your full name and full mailing address?

Are you authorized to vote all shares?

(If yes, proceed with voting process. If no, identify with shareholder which accounts s/he is authorized to vote and proceed with voting process)

The Board of Directors of the PNC Funds has unanimously approved the proposal as set forth in the material you received and recommends a favorable vote for this proposal. How do you wish to vote your account(s)?

(Record all voted as shareholder requests)

For Favorable Vote:

Mr. /Ms. __________________ I have recorded your vote as follows, for your PNC Funds shares you are voting in favor of the proposal as set forth in the proxy materials you received.

For Non-Favorable Vote:

Mr. /Ms. __________________ I have recorded your vote as follows, for your PNC Funds shares you are voting to withhold the proposal as set forth in the proxy materials you received.

For Abstentions:

Mr. /Ms. __________________ I have recorded your vote as follows, for your PNC Funds shares you are abstaining on the proposal as set forth in the proxy materials you received.

You will receive a written confirmation of your vote. If you wish to make any changes, you may contact us by calling 1-866-451-3785 through Friday, October 31st. Thank you very much for your participation and have a great day/evening.

INBOUND - CLOSED RECORDING

Thank you for calling the Proxy Services Center for the PNC Funds. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00 AM to 6:00 PM Eastern Time. Thank you.

INBOUND - CALL IN QUEUE MESSAGE

Thank you for calling the Proxy Services Center for the PNC Funds. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.

END OF CAMPAIGN MESSAGE

Thank you for calling the Proxy Services Center for the PNC Funds. The Shareholder meeting has been held and as a result, this toll free number is no longer in service for proxy related shareholder calls. If you have questions about your PNC Funds please contact your Financial Advisor or call the PNC Funds at 1-800-551-2145. Thank you for investing in the PNC Funds.